First Quarter 2023 Webcast Presentation May 4, 2023 NYSE: WCC

2 All statements made herein that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding business strategy, growth strategy, competitive strengths, productivity and profitability enhancement, competition, new product and service introductions and liquidity and capital resources, as well as statements regarding the expected benefits and costs of the transaction between Wesco and Anixter International Inc., including anticipated future financial and operating results, synergies, accretion and growth rates, and the combined company's plans, objectives and expectations.. Such statements can generally be identified by the use of words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," and similar words, phrases or expressions or future or conditional verbs such as "could," "may," "should," "will," and "would,” although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco's management, as well as assumptions made by, and information currently available to, Wesco's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Wesco's and Wesco's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Important factors that could cause actual results or events to differ materially from those presented or implied in the forward-looking statements include, among others, the failure to achieve the expected benefits of the transaction between Wesco and Anixter or the anticipated benefits of Wesco’s acquisition of Rahi Systems Holdings, Inc., in the expected timeframe or at all, unexpected costs or problems that may arise in successfully integrating the businesses of the companies, the impact of increased interest rates or borrowing costs, failure to adequately protect Wesco’s intellectual property or successfully defend against infringement claims, failure to execute Wesco’s environmental, social and governance (ESG) programs as planned; disruption of information technology systems or operations, natural disasters (including as a result of climate change), health epidemics, pandemics and other outbreaks (such as the ongoing COVID-19 pandemic, including any resurgences or new variants), supply chain disruptions, geopolitical issues, such as the impact of Russia's invasion of Ukraine, including the impact of sanctions or other actions taken by the U.S. or other countries against Russia (as well as those imposed on China), the increased risk of cyber incidents and exacerbation of key materials shortages, inflationary cost pressures, material cost increases, demand volatility, and logistics and capacity constraints, which may have a material adverse effect on the combined company's business, results of operations and financial condition. All such factors are difficult to predict and are beyond the company's control. Additional factors that could cause results to differ materially from those described above can be found in Wesco's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Wesco's other reports filed with the U.S. Securities and Exchange Commission. Non-GAAP Measures In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP"), this presentation includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted selling, general and administrative (“SG&A”) expenses, adjusted income from operations, adjusted operating margin, adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to Wesco International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of our financial condition and results of operations on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as merger-related and integration costs, and the related income tax effect of such items, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above. Forward-Looking Statements

3 Strong First Quarter to Start 2023 2023 off to a strong start and expected to be another transformational year See appendix for non-GAAP reconciliations. • Strong first quarter organic sales growth of 11% driven by secular demand trends, continued share gains, and improving supply chain ― Record first quarter sales for all three business units ― Strong cross-sell execution, raising target to $1.8 billion • Record first quarter profitability ― Record gross margin up 60 basis points YOY with all SBUs contributing to the YOY increase ― Record adjusted EBITDA and record adjusted EBITDA margin up 20 basis points YOY • 2023 expected to be another transformational year ― Additional advances in digital capabilities, share gains, continued margin expansion ― On track to deliver record profitability and free cash flow to support our capital allocation priorities

4 Substantial Value Creation Since Merger Close $ millions $4,070 $5,522 Q1 2019 Q1 2023 +36% Sales $187 $421 Q1 2019 Q1 2023 +125% Adjusted EBITDA 4.6% 7.6% Q1 2019 Q1 2023 +300 bps Adjusted EBITDA Margin 5.7x 3.0x Q2 2020 Q1 2023 Leverage 19.7% 21.9% Q1 2019 Q1 2023 +220 bps Gross Margin Results highlight the strength of the transformational Wesco + Anixter combination 2.7x (Pro Forma)1 (Pro Forma)1 (Pro Forma)1 (Pro Forma)1 1 2019 figures are as-reported on Form 8-K dated November 4, 2020, and include sales and adjusted EBITDA derived from the legacy Wesco data communications and utility business in Canada that were divested in the first quarter of 2021. See appendix for non-GAAP definitions and reconciliations. Since Anixter acquisition closing Q1 Record Q1 Record Q1 Record Q1 Record

First Quarter Results Overview

$ millions, except per share amounts

	Q1 2023	Q1 2022	YOY
Sales	**$5,522**	**$4,932**	**+11%[1]**
Gross Profit	**$1,209**	**$1,049**	**+15%**
Gross Margin	*21.9%*	*21.3%*	*+60 bps*
Adjusted EBITDA	**$421**	**$364**	**+16%**
EBITDA Margin	*7.6%*	*7.4%*	*+20 bps*
Adjusted Diluted EPS	**$3.75**	**$3.63**	**+3%**

- Record first quarter sales, gross profit, gross margin, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS

- Organic sales +11% YOY, reported sales +12% YOY

- Record first quarter backlog up 21% YOY, flat sequentially including Rahi

- Preliminary workday adjusted April sales up 6%[2] YOY
- April 2-year stack up ~28%

Record first quarter financial results driven by sales growth and margin expansion

[1] Sales growth shown on an organic basis.
[2] Preliminary workday-adjusted April sales are not adjusted for differences in foreign exchange rates and include sales related to the Rahi Systems acquisition.
See appendix for non-GAAP definitions and reconciliations.

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6 Q1 2022 Adjusted EBITDA Sales and M&A Gross Margin Improvement Cost Synergies Volume-related Costs & Compensation Digital/IT & Other Q1 2023 Adjusted EBITDA First Quarter Sales and Adjusted EBITDA Bridges $364 $421 6.7% of sales 7.6% of sales $ millions 1 Sales growth attribution based on company estimates. See appendix for non-GAAP definitions and reconciliations. Q1 2022 Sales Market Growth (Including Price) Share Gain/ Cross Sell FX M&A Q1 2023 Sales Net Sales1 Adjusted EBITDA 7.4% of sales +16% +20 bps $4,932 $5,522 +11% organic Record first quarter financial results driven by sales growth and margin expansion

Electrical & Electronic Solutions (EES)

First Quarter Drivers

- Record first quarter sales up 4% organically (up 6%[1] excluding the impact of inter-segment business transfers)
  - Strong industrial momentum continued, up mid-teens driven by automation, petrochem, and metals and mining
  - Construction up MSD driven by improving supply chain and non-residential projects including renewables
  - OEM down LSD driven by specialty vehicle and manufactured housing
- Backlog up 14% YOY, flat sequentially
- Adjusted EBITDA and margin down YOY driven by higher SG&A (headcount and logistics expense)

$ millions

	Q1 2023	Q1 2022	YOY
Sales	**$2,135**	**$2,090**	**+4%[2]**
Adjusted EBITDA	**$183**	**$192**	**(5)%**
% of sales	8.6%	9.2%	(60) bps

[1] Excluding the impact of inter-segment business transfers, EES organic sales growth would have been approximately 6%
[2] Sales growth shown on an organic basis

Growth due to enhanced value proposition, electrification trend, and complete electrical solutions offering

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See appendix for non-GAAP definitions and reconciliations.

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Communications & Security Solutions (CSS) Global position, leading value proposition and secular trends drive strong outlook over the long term 8 $ millions Q1 2023 Q1 2022 YOY Sales $1,732 $1,434 +13%2 Adjusted EBITDA $156 $123 +26% % of sales 9.0% 8.6% +40 bps See appendix for non-GAAP definitions and reconciliations. First Quarter Drivers • Record first quarter sales up 13% organically (up 11%1 excluding the impact of inter-segment business transfers) with growth in all key end markets and geographies – Network infrastructure up MSD, driven by data center and cloud applications – Security up LDD driven by new applications due to convergence of technologies (IoT) and robust global demand – Professional A/V and in-building wireless applications up well over 30% due to continued strong demand from multinational customers – Rahi up well ahead of expectations due to continued strong demand from global hyperscale data centers • Backlog up 10% YOY, down 2% sequentially including Rahi • Adjusted EBITDA growth and margin expansion driven by sales growth, synergy capture, and execution of margin improvement initiatives 1 Excluding the impact of inter-segment business transfers, CSS organic sales growth would have been approximately 11% 2 Sales growth shown on an organic basis

First Quarter Drivers • Record quarter with sales growth in all geographies – Broad-based utility growth of well over 20% driven by investments in electrification, green energy, and grid modernization – Integrated supply up LDD driven by new agreements and scope expansion with existing customers – Broadband sales down LDD as certain customers work through inventory build; attractive secular growth trends remain intact • Backlog up 46% YOY, and up 1% sequentially • Adjusted EBITDA growth and margin expansion driven by sales growth, synergy capture, operating leverage, and execution of margin improvement initiatives Utility & Broadband Solutions (UBS) Leadership position and complete solutions offering continue to drive exceptional sales and profit growth 9 $ millions See appendix for non-GAAP definitions and reconciliations. Q1 2023 Q1 2022 YOY Sales $1,655 $1,408 +18%1 Adjusted EBITDA $188 $136 +38% % of sales 11.3% 9.7% +160 bps 1 Sales growth shown on an organic basis

10 June 2020 February 2023 May 2023 Expanding pipeline of cross-sell opportunities Increasing Cross-Sell Target to $1.8 Billion Successful cross-selling initiatives driving market outperformance Cumulative Cross-Sell Synergies $1.6 billion $1.2 billion Realized through prior quarter-end Cross-sell target (through 2023) Strong customer relationships and global supplier partnerships Minimal overlap between legacy Wesco and Anixter customers Highly complementary products and services Salesforce training and incentives in place Capturing cross-sell opportunities within and across all three SBUs Growth opportunity is further amplified by attractive secular growth trends $1.8 billion $1.45 billion $170 million June 20201 February 2023 May 2023 1 At Anixter acquisition close on June 22, 2020

11 Cost Synergy Realization Continues Tracking well toward 2023 cumulative cost synergy target of $315 million 202 1 (to date) To be realizedRealized Supply Chain $115 million G&A $95 million Corporate Overhead $45 million Field Operations $60 million To be realizedRealized $ millions Cumulative Realized Synergies By Type $14 $34 $63 $76 $25 $44 $66$50 $68$60 $73 2020 2021 2022 2023 $315 $188 $39 Q3 Q4 Q1 Q2 Q3 Q4 Cumulative Realized Synergies Q1 Q2 Q3 Q4 $270 Q1

12 Year-to-Date Free Cash Flow $211 Adjusted Net Income Accounts Receivable Inventory Accounts Payable Capex Other Free Cash Flow $(18)$(14) $(87) $(266) Free Cash Flow Managing working capital to ensure resilient supply chain in a secular-growth environment $ millions See appendix for non-GAAP definitions and reconciliations. $(134) $(224) $(87)

13 5.7x 5.3x 5.3x 4.9x 4.5x 4.1x 3.9x 3.6x 3.4x 3.2x 2.9x 3.0x Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Net Debt / TTM Adjusted EBITDA Leverage Back within Target Range Well Ahead of Schedule Strong deleveraging momentum; Well within target range Acquisition closed June 2020 See appendix for non-GAAP definitions and reconciliations. • Pace of deleveraging significantly faster than originally expected • Sequential leverage increase driven by first quarter use of cash • Expect to reduce leverage below midpoint of our target range of 2.0-3.5x by year-end driven by near- term focus on debt reduction 2.7x Reduction Since June 2020 3.5x target range 2.0x

a • Leading Portfolio of Products, Services, and Solutions • Leading Positions in All SBUs • Global Footprint and Capabilities • Digital Investments Unlocking the Value of Our Big Data • Accelerating Consolidation Across the Value Chain Electrification Automation and IoT Green Energy and Grid Modernization 24/7 Connectivity and Security DigitalizationSupply Chain Consolidation and Relocation to North America Attractive Long-Term Growth Drivers + Wesco’s Uniquely Strong Position Increasing Public Sector Investment U.S. Infrastructure Bills Public-Private Partnerships for Smart Cities Rural Digital Opportunity Fund (RDOF) Canada Broadband Investments Secular Growth Trends + 14 Wesco is uniquely positioned for sustainable long-term growth

Reaffirmed 2023 Outlook

		Reaffirmed 2023 Outlook
Sales	Market growth (including price)	4% - 6%
	Plus: share gain/cross-sell	1% - 2%
	Total organic sales	**5% - 8%**
	Rahi acquisition	~2%
	Less: differences of foreign exchange rates	~(1)%
	Less: impact of one fewer workday in 2023	(0.5)%
	Reported sales	**6% - 9%**
Adjusted EBITDA	**Adjusted EBITDA margin**	**8.1% - 8.4%**
	Implied midpoint of range	*~$1.9 billion*
Adjusted EPS	**Adjusted diluted EPS**	**$16.80 - $18.30**
Cash	**Free cash flow**	**$600 - $800 million**

Outlook Notes

- Growth from price reflects carry-over pricing from 2022; no additional pricing benefit assumed in 2023
- After the impact of inter-segment business transfers, acquisitions, workday adjustments and foreign exchange impacts, reported sales growth for EES is expected to be mid-single digit while CSS and UBS are expected to be up high-single to low-double digits.
- Rahi Systems acquisition closed on 11/1/22
- Outlook does not reflect the effect of potential tax law changes or future refinancing activity
- Free cash flow reflects elevated inventory position until global supply chain is fully recovered

See appendix for non-GAAP definitions.

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16 Summary 2023 off to a strong start and expected to be another transformational year See appendix for non-GAAP reconciliations. • Strong first quarter organic sales growth of 11% driven by secular demand trends, continued share gains, and improving supply chain ― Record first quarter sales for all three business units ― Strong cross-sell execution, raising target to $1.8 billion • Record first quarter profitability ― Record gross margin up 60 basis points YOY with all SBUs contributing to the YOY increase ― Record adjusted EBITDA and record adjusted EBITDA margin up 20 basis points YOY • 2023 expected to be another transformational year ― Additional advances in digital capabilities, share gains, continued margin expansion ― On track to deliver record profitability and free cash flow to support our capital allocation priorities

APPENDIX

Underlying Assumptions

	FY 2023 February Outlook	FY 2023 May Outlook
Depreciation and Amortization	~$170–180 million	~$170–180 million
Interest Expense	~$330–370 million	~$350–390 million
Other Expense, net	Outlook not provided	~$30–40 million
Capital Expenditures	~$100 million	~$100 million
Share Count	~52-53 million	~52-53 million
Effective Tax Rate	~27%	~25-26% (~27% for Q2 – Q4)

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2023 Inter-Segment Business Transfers 19 Q1 2022 Q2 2022 Q3 2022 Q4 2022 FY 2022 EES Sales (45) (55) (46) (52) (198) CSS Sales 37 48 37 45 168 UBS Sales 8 7 9 7 30 $ millions Beginning in 2023, Wesco shifted the business associated with certain accounts from EES to CSS and UBS. The 2022 sales amounts by quarter are shown in the table above.

20 Glossary Abbreviations 1H: First half of fiscal year MSD: Mid-single digit 2H: Second half of fiscal year PF: Pro Forma A/V: Audio/visual PY: Prior Year COGS: Cost of goods sold OEM: Original equipment manufacturer CIG: Commercial, Institutional and Government OPEX: Operating expenses CSS: Communications & Security Solutions (strategic business unit) ROW: Rest of world EES: Electrical & Electronic Solutions (strategic business unit) RTW: Return to Workplace ETR: Effective tax rate SBU: Strategic Business Unit FTTx: Fiber-to-the-x (last mile fiber optic network connections)   Seq: Sequential HSD: High-single digit TTM: Trailing twelve months LDD: Low-double digit UBS: Utility & Broadband Solutions (strategic business unit) LSD: Low-single digit WD: Workday MRO: Maintenance, repair and operating YOY: Year-over-year MTDC: Multi-tenant data center Definitions Executed synergies: Initiatives fully implemented – actions taken to generate savings Realized synergies: Savings that impact financial results versus pro forma 2019 One-time operating expenses: Operating expenses that are in or will be realized in the P&L (including cash and non-cash)

21 Workdays Q1 Q2 Q3 Q4 FY 2020 64 64 64 61 253 2021 62 64 64 62 252 2022 63 64 64 62 253 2023 63 64 63 62 252

22 Non–GAAP Measure Definitions Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, foreign exchange rates, and number of workdays from the reported percentage change in consolidated net sales. Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non- operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs, and net gain on the divestiture of Wesco's legacy utility and data communications businesses in Canada. Adjusted EBITDA margin % is calculated by dividing Adjusted EBITDA by net sales. Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. Financial leverage is a non-GAAP measure of the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt discount, debt issuance costs and fair value adjustments, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before foreign exchange and other non-operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs, and net gain on the divestiture of Wesco's legacy utility and data communications businesses in Canada.

23 Organic Sales Growth by Segment - QTD: Three Months Ended Growth/(Decline) March 31, 2023 March 31, 2022 Reported Acquisition Impact Foreign Exchange Impact Workday Impact Organic Growth EES 2,135.1 2,090.0 2.2% — % (1.7) % — % 3.9 % CSS 1,732.0 1,434.2 20.8% 9.5% (2.0) % — % 13.3 % UBS 1,654.8 1,408.0 17.5% — % (0.7) % — % 18.2 % Total net sales 5,521.9 4,932.2 12.0% 2.8% (1.6) % — % 10.8 % Organic Sales Growth by Segment $ millions Organic Sales Growth by Segment - Sequential: Three Months Ended Growth/(Decline) March 31, 2023 December 31, 2022 Reported Acquisition Impact Foreign Exchange Impact Workday Impact Organic Growth EES 2,135.1 2,168.5 (1.5) % — % 0.4% 1.6% (3.5) % CSS 1,732.0 1,762.8 (1.7) % 1.4% 0.3% 1.6% (5.0) % UBS 1,654.8 1,627.2 1.7% — % 0.1% 1.6% — % Total net sales 5,521.9 5,558.5 (0.7)% 0.4% 0.3% 1.6% (3.0)%

24 Gross Profit and Free Cash Flow $ millions Three Months Ended Gross Profit: March 31, 2023 March 31, 2022 Net sales 5,521.9 4,932.2 Cost of goods sold (excluding depreciation and amortization) 4,313.4 3,883.1 Gross profit 1,208.5 1,049.1 Gross margin 21.9% 21.3 % Three Months Ended Free Cash Flow: March 31, 2023 March 31, 2022 Cash flow used in operations (255.4) (172.0) Less: Capital expenditures (13.9) (15.2) Add: Merger-related and integration cash costs 3.4 22.8 Free cash flow (265.9) (164.4) Percentage of adjusted net income (126) % (80) %

Adjusted EBITDA

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended March 31, 2023				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	171.3	135.4	180.3	(304.3)	182.7
Net (loss) income attributable to noncontrolling interests	(0.1)	0.2	—	—	0.1
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes	—	—	—	44.1	44.1
Interest expense, net	—	—	—	95.0	95.0
Depreciation and amortization	9.9	18.0	6.0	10.5	44.4
EBITDA	**181.1**	**153.6**	**186.3**	**(140.3)**	**380.7**
Other expense, net	0.5	0.8	0.6	8.2	10.1
Stock-based compensation expense[1]	1.4	1.1	0.8	7.1	10.4
Merger-related and integration costs	—	—	—	19.5	19.5
Adjusted EBITDA	**183.0**	**155.5**	**187.7**	**(105.5)**	**420.7**
Adjusted EBITDA margin %	**8.6%**	**9.0%**	**11.3%**		**7.6%**

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended March 31, 2022				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	178.7	103.7	129.9	(245.5)	166.8
Net income attributable to noncontrolling interests	0.2	—	—	0.2	0.4
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes	—	—	—	37.7	37.7
Interest expense, net	—	—	—	63.6	63.6
Depreciation and amortization	12.0	18.1	5.8	11.1	47.0
EBITDA	**190.9**	**121.8**	**135.7**	**(118.5)**	**329.9**
Other expense, net	(0.1)	0.3	—	0.9	1.1
Stock-based compensation expense[1]	1.6	0.9	0.6	4.4	7.5
Merger-related and integration costs	—	—	—	25.6	25.6
Adjusted EBITDA	**192.4**	**123.0**	**136.3**	**(87.6)**	**364.1**
Adjusted EBITDA margin %	**9.2%**	**8.6%**	**9.7%**		**7.4%**

(1) Stock-based compensation expense in the calculation of adjusted EBITDA for the three-month periods ended March 31, 2023 and March 31, 2022 exclude $1.3 million and $1.4 million, respectively, as such amounts are included in merger-related and integration costs.

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Adjusted EPS 26 ` Three Months Ended March 31, 2023 March 31, 2022 Adjusted Income from Operations: Income from Operations 346.4 284.0 Merger-related and integration costs 19.5 25.6 Accelerated trademark amortization — 5.3 Adjusted income from operations 365.9 314.9 Adjusted Provision for Income Taxes: Provision for income taxes 44.1 37.7 Income tax effect of adjustments to income from operations(1) 5.3 8.0 Adjusted provision for income taxes 49.4 45.7 Adjusted Earnings per Diluted Share: Adjusted income from operations 365.9 314.9 Interest expense, net 95.0 63.6 Other expense, net 10.1 1.1 Adjusted income before income taxes 260.8 250.2 Adjusted provision for income taxes 49.4 45.7 Adjusted net income 211.4 204.5 Net income attributable to noncontrolling interests 0.1 0.4 Adjusted net income attributable to WESCO International, Inc. 211.3 204.1 Preferred stock dividends 14.4 14.4 Adjusted net income attributable to common stockholders 196.9 189.7 Diluted shares 52.5 52.2 Adjusted earnings per diluted share 3.75 3.63 (1) The adjustments to income from operations have been tax effected at rates of approximately 27% and 26% for the three months ended March 31, 2023 and 2022, respectively. $ millions, except per share amounts

Twelve Months Ended Financial Leverage: March 31, 2023 December 31, 2022 Net income attributable to common stockholders 818.9 803.1 Net income attributable to noncontrolling interests 1.3 1.7 Preferred stock dividends 57.4 57.4 Provision for income taxes 281.0 274.5 Interest expense, net 325.8 294.4 Depreciation and amortization 176.5 179.0 EBITDA 1,660.9 1,610.1 Other expense, net 16.0 7.0 Stock-based compensation expense 43.9 41.0 Merger-related and integration costs 61.4 67.5 Adjusted EBITDA 1,782.2 1,725.6 March 31, 2023 December 31, 2022 Short-term debt and current portion of long-term debt, net 7.6 70.5 Long-term debt, net 5,595.1 5,346.0 Debt discount and debt issuance costs(1) 54.2 57.9 Fair value adjustments to Anixter Senior Notes due 2023 and 2025(1) (0.1) (0.3) Total debt 5,656.8 5,474.1 Less: cash and cash equivalents 349.1 527.3 Total debt, net of cash 5,307.7 4,946.8 Financial leverage ratio 3.0 2.9 Capital Structure and Leverage 27 $ millions (1) Debt is presented in the condensed consolidated balance sheets net of debt discount and debt issuance costs, and includes adjustments to record the long-term debt assumed in the merger with Anixter at its acquisition date fair value.